Exhibit 99.1

WAUSAU PAPER ANNOUNCES FOURTH QUARTER

AND FULL-YEAR 2012 RESULTS

Comments on Strategic Repositioning Initiatives

MOSINEE, WI – February 11, 2013 – Wausau Paper (NYSE:WPP) today reported fourth-quarter and full-year results for 2012.

2012 EXECUTIVE SUMMARY

▪

Achieved the safest year in the Company’s history.

▪

Full-year 2012 adjusted net earnings were $10.8 million versus $13.8 million a year ago.

▪

Fourth-quarter 2012 adjusted net loss was $1.5 million compared to net earnings of $0.3 million for the prior year period.

▪

On January 11, 2013, announced intent to strategically reposition the Company to focus on the Tissue business and explore alternatives for Paper segment.

▪

Tissue Segment.

-

Grew Tissue case volume 3.3 percent, with 4.0 percent growth in the fourth quarter.

-

Invested $220 million in new tissue machine in Kentucky; started production in December; business poised to deliver significant returns in 2013.

▪

Paper Segment.

-

Realized technical specialty full-year shipment growth of 4.5 percent in a deteriorating demand environment.

-

Experienced margin pressure in Paper segment due to operational challenges at Brainerd, Minnesota.

-

Exited the Print & Color business, including sale of premium brands and closure and sale of the Brokaw, Wisconsin, manufacturing site, delivering $52 million in cash versus the targeted $20 million.

▪

Managed year-end debt to $196 million reflecting strong cash generation and balance sheet management.

STRATEGIC UPDATE

On January 11 the Company publicly announced its intent to focus its efforts and future capital investment on the continued growth of the highly successful Tissue business.  The Company intends to:

▪

Accelerate growth in Tissue through organic investment and adjacency expansion.

-

Initial $220 million investment in Tissue business positions the segment to significantly accelerate year-over-year growth and increase target EBITDA margin to 23-25 percent within five years.

-

Further establishes Company’s “green leadership” in away-from-home tissue markets through improved product performance and the introduction of new-to-the-market premium recycled products.

▪

Divest the technical specialty paper business in a way that delivers maximum value to all shareholders.

▪

Reduce and realign selling and administrative costs by approximately $13 million.

▪

Achieve near-term return on capital commitment of 15 percent by the end of 2014.

Henry C. Newell, president and CEO, stated, “Over the last 18 months we have focused on generating cash to fund our $220 million Tissue expansion, constructing a new tissue machine and upgrading our converting infrastructure while maintaining a conservative approach to working capital and the overall balance sheet.  This investment is about to begin delivering significant value and our expectations are high as we build momentum and deliver new premium recycled tissue products later this year.  We are also taking the appropriate actions in our Paper segment to explore alternatives for this business and to evaluate our near-term options for our Brainerd operations.”

2012 FULL-YEAR AND FOURTH QUARTER RESULTS

Continuing Operations

The following full-year and fourth-quarter discussions include certain comparisons that contain non-GAAP measures.  The Company believes that the presentation of certain non-GAAP measures provides a useful analysis of ongoing operating trends.  Please refer to the Reconciliation of the Non-GAAP Financial Measures in the appendix.

Full-year 2012 net earnings, excluding special items, were $10.8 million, or $0.22 per share compared with adjusted net earnings of $13.8 million, or $0.28 per diluted share a year ago.  On a reported basis, full-year net losses of $0.08 per share compared to prior-year net earnings of $0.72 per diluted share.

Fourth-quarter results, excluding special items, were a net loss of $1.5 million, or $0.03 per share. Prior-year fourth-quarter results, excluding special items, were net earnings of $0.3 million, or $0.01 per diluted share.  On a reported basis, fourth-quarter net losses of $0.05 per share compared to net earnings of $0.50 per diluted share a year ago.

Tissue Segment

The Tissue segment finished 2012 strong achieving 4.0 percent shipment growth, measured in cases, for the fourth quarter.  Fourth-quarter adjusted operating profit was $10.2 million in 2012 compared to $10.4 million in 2011.  In December 2012, the Tissue segment started production on the new tissue machine located in Harrodsburg.  As a result of the successful startup and other Tissue expansion related costs, fourth-quarter adjusted operating results included approximately $2.3 million of unabsorbed manufacturing costs.  Full-year adjusted operating profit in 2012 of $41.3 million, compared with $33.6 million last year, with Tissue’s full-year adjusted EBITDA margin at 20.1 percent compared to 18.9 percent in the prior year.

For 2012, net sales increased 2.2 percent, as the volume of cases shipped grew 3.3 percent over the prior year and exceeded 16 million cases for the first time. By way of comparison, market demand for away-from-home towel and tissue products increased approximately 1.3 percent.  Case shipments of Tissue’s Green Seal™-certified products were up 8.5 percent as these products now represent 54 percent of total sales compared to 34 percent five years ago.  Additionally, strategic value-added product sales in 2012, those related to proprietary dispensing system pull-through, increased 4.8 percent over the prior year and placement of such dispensers grew 8 percent.

Paper Segment

The Paper segment reported a fourth-quarter adjusted operating loss of $6.8 million, compared with a prior year adjusted operating profit of $0.7 million.  For the full year, the Paper segment reported an adjusted operating loss of $1.4 million, compared with adjusted operating profit of $16.1 million in the prior year.

Fourth-quarter and full-year operating results reflect deteriorating second-half demand, addressed through market-related downtime, the fourth-quarter shutdown of converting operations at Brainerd as a result of the Paper segment’s exit from the Print & Color business, and continued operational issues at Brainerd, which pressured fourth-quarter results.  For the full year, combined shipments of technical specialty products in our Tape & Industrial, Food and Coated & Liner sectors increased 4.5 percent during 2012.

Liquidity and Capital Resources

The Company concluded 2012 with long-term debt at $196.2 million compared to $127.6 million at the end of prior year.  In both years, cash provided by operating activities combined with the sales of the premium Print & Color business and certain assets favorably contributed to the funding of the Tissue expansion project and overall level of long-term debt.  Total capital spend for 2012 was $149.4 million compared to $78.1 million in 2011, with $130.9 million and $45.1 million in 2012 and 2011, respectively, related to the Tissue expansion project.

Discontinued Operations

During 2012, the Company completed the sale of its premium Print & Color brands, inventory and select equipment, and the permanent closure and sale of its Brokaw manufacturing site.  The discontinued operation is separately presented from continuing operations for all periods presented in the condensed consolidated statements of operations.

For the fourth quarter of 2012, loss from discontinued operations, net of tax, was $0.1 million, compared to a net loss of $51.4 million, or $1.04 per diluted share in the prior year.  The prior year included an after-tax charge of $50.6 million, or $1.02 per diluted share for the planned closure of the Brokaw manufacturing facility.

For the full year of 2012, income from discontinued operations, net of tax, was $4.5 million, or $0.09 per share, compared to a net loss of $54.8 million, or $1.11 per diluted share in 2011.  Both full-year periods include charges with respect to the discontinuance of paper making and closure of the facility.

CONFERENCE CALL

Wausau Paper will hold an analyst and investors conference call at 11:00 a.m. (EST) today, Monday, February 11.  This call can be accessed through the Company’s website at www.wausaupaper.com under “Investors.” A replay of the webcast will be available at the same site through February 18.

About Wausau Paper:

Wausau Paper produces and markets specialty papers for industrial, commercial and consumer end markets as well as a complete line of away-from-home towel and tissue products. The company is headquartered in Mosinee, Wisconsin, and is listed on the NYSE under the symbol WPP. To learn more about Wausau Paper visit: www.wausaupaper.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995: The matters discussed in this news release concerning the company’s future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the company’s Form 10-K for the year ended December 31, 2011. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

Wausau Paper Corp.

Quarter and Year Ended December 31, 2012

(in thousands, except per share amounts)
Condensed Consolidated Statements	Three Months		Twelve Months
of Operations (Unaudited) (Note 1)	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
Net sales	$ 190,866	$ 203,034	$ 822,169	$ 823,089
Cost of sales	173,756	144,529	731,335	692,603
Gross profit	17,110	58,505	90,834	130,486
Selling & administrative expenses (Note 3)	20,135	18,233	94,972	68,278
Operating (loss) profit	(3,025)	40,272	(4,138)	62,208
Interest expense	(972)	(1,435)	(3,360)	(6,850)
Loss on early extinguishment of debt	–	–	–	(666)
Other income (expense), net	5	(4)	(12)	(61)
(Loss) earnings from continuing operations before income taxes	(3,992)	38,833	(7,510)	54,631
(Credit) provision for income taxes	(1,659)	16,181	(3,665)	21,554
(Loss) earnings from continuing operations	(2,333)	22,652	(3,845)	33,077
(Loss) earnings from discontinued operations, net of taxes (Note 2)	(125)	(51,370)	4,521	(54,775)
Net (loss) earnings	$ (2,458)	$ (28,718)	$ 676	$ (21,698)

Net (loss) earnings per share – basic and diluted:
Continuing operations	$ (0.05)	$ 0.46	$ (0.08)	$ 0.67
Discontinued operations	(0.00)	(1.04)	0.09	(1.11)
Net (loss) earnings per share – basic and diluted*	$ (0.05)	$ (0.58)	$ 0.01	$ (0.44)

Weighted average shares outstanding – basic	49,323	49,175	49,312	49,160
Weighted average shares outstanding – diluted	49,323	49,493	49,312	49,413

*Totals may not foot due to rounding differences.

Condensed Consolidated Balance Sheets (Unaudited) (Note 1)	December 31,	December 31,
	2012	2011
Current assets	$166,856	$226,334
Property, plant, and equipment, net	460,656	369,836
Other assets	73,203	82,660
Total Assets	$700,715	$678,830

Current liabilities	$98,186	$155,295
Long-term debt	196,200	127,650
Other liabilities	199,995	199,641
Liabilities of discontinued operations (Note 2)	833	–
Stockholders’ equity	205,501	196,244
Total Liabilities and Stockholders’ Equity	$700,715	$678,830

Condensed Consolidated Statements	Twelve Months
of Cash Flows (Note 1)	Ended December 31,
	2012(Unaudited)	2011
Cash flows from operating activities:
Net earnings (loss)	$ 676	$(21,698)
Provision for depreciation, depletion, and amortization	47,642	55,815
Gain on sale of business	(12,515)	–
Gain on sale of assets	(960)	(36,202)
Impairment of long-lived assets	2,075	58,837
Non-cash inventory, spare parts and other writedowns	–	13,093
Other non-cash items	(222)	(20,454)
Loss on early extinguishment of debt	–	666
Changes in operating assets and liabilities:
Receivables	21,726	6,432
Inventories	18,235	18,965
Other	(40,729)	(10,970)
Net cash provided by operating activities	35,928	64,484

Cash flows from investing activities:
Capital expenditures	(149,424)	(78,063)
Grants received for capital expenditures	236	610
Proceeds from sale of business	20,817	–
Proceeds from sale of assets	7,194	43,830
Net cash used in investing activities	(121,177)	(33,623)

Cash flows from financing activities:
Net borrowings (payments) of commercial paper	32,050	(14,590)
Borrowings under credit agreement	8,500	36,250
Payments under credit agreement	(3,000)	(36,250)
Issuances of notes payable	50,000	50,000
Payments under notes payable obligations	–	(35,000)
Payments under industrial development bond agreement	(19,000)	–
Payment of premium on early extinguishment of debt	–	(708)
Dividends paid	(5,918)	(5,905)
Net cash provided by (used in) financing activities	62,632	(6,203)

Net (decrease) increase in cash & cash equivalents	$(22,617)	$ 24,658

Note 1.  The results of operations of the Paper segment's Brokaw, Wisconsin manufacturing facility have been reported as discontinued operations in the Condensed Consolidated Statements of Operations for all periods presented.  The corresponding assets and liabilities of the discontinued operation have been reclassified at December 31, 2012 in accordance with authoritative literature on discontinued operations.  The Condensed Consolidated Balance Sheet at December 31, 2012, is unaudited.  The assets and liabilities of the discontinued operation were not retroactively reclassified in the Condensed Consolidated Balance Sheet at December 31, 2011, and as a result, the balances may not be comparable between periods.  The December 31, 2011, Condensed Consolidated Balance Sheet is derived from audited financial statements.  The Condensed Consolidated Statements of Cash Flows for the year ended December 31, 2012 and 2011, include discontinued operations in both periods presented.

Note 2.  In December 2011, we announced that our Board of Directors had approved the sale of our premium Print & Color brands, and the closure of our Brokaw, Wisconsin manufacturing facility.  The sale of the premium Print & Color brands, select paper inventory, and certain manufacturing equipment to Neenah Paper, Inc. closed on January 31, 2012, generating proceeds of $20.5 million and a pre-tax gain of $12.2 million.  We permanently ceased papermaking operations at the mill on February 10, 2012.  We determined that the remaining assets and liabilities of the Brokaw mill, which were included as part of our Paper segment, met the criteria for discontinued operations presentation as established in Accounting Standards Codification Subtopic 205-20, "Discontinued Operations".

Note 3.  Within the Corporate & Eliminations reporting segment, the three months and year ended December 31, 2012, include $0.5 million and $7.1 million, respectively, related to settlement charges associated with various defined benefit pension plans.  Also, for the year ended December 31, 2012, the Paper segment incurred pre-tax charges of $7.7 million related to the settlement of a defined benefit pension plan for a previously closed facility.  The settlements are included in selling and administrative expenses in the Condensed Consolidated Statements of Operations.  During the year ended December 31, 2012, we made contributions of $23.9 million to our defined benefit pension and retirement plans.

Note 4.  Segment Information

We have evaluated our disclosures of our business segments in accordance with the Financial Accounting Standards Board Accounting Standards Codification Subtopic 280-10, and as a result we have classified our operations into two principal reportable segments:  Tissue and Paper, each providing different products.  Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.

The Tissue segment produces a complete line of towel and tissue products that are marketed along with soap and dispensing systems for the "away-from-home" market.  Tissue operates a paper mill in Middletown, Ohio and a manufacturing and converting facility in Harrodsburg, Kentucky.  The Paper segment produces specialty papers within three core markets - Food, Industrial & Tape, and Coated & Liner.  These products are produced at manufacturing facilities located in Brainerd, Minnesota and in Rhinelander and Mosinee, Wisconsin.  In 2011 and into 2012, the Paper segment produced fine printing and writing papers at a manufacturing facility in Brokaw, Wisconsin.  Papermaking operations at the Brokaw facility permanently ceased on February 10, 2012.  We have reported the Brokaw facility as a discontinued operation.

Following is net sales, operating profit (loss), and other significant items by segment.  The net sales, operating profit (loss), and other items exclude discontinued operations in all periods presented.

(In thousands, except ton data)	Three Months		Twelve Months
(Unaudited)	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
Net sales external customers
Tissue	$ 86,881	$ 86,967	$343,582	$336,268
Paper	103,985	116,067	478,587	486,821
	$190,866	$203,034	$822,169	$823,089

Operating profit (loss)
Tissue	$ 7,186	$ 9,382	$ 32,952	$ 31,358
Paper	(4,644)	720	(10,215)	12,071
Corporate & Eliminations	(5,567)	30,170	(26,875)	18,779
	$ (3,025)	$ 40,272	$ (4,138)	$ 62,208

Depreciation, depletion, and amortization
Tissue	$ 7,836	$ 7,109	$ 27,637	$ 29,992
Paper	4,511	4,130	16,988	16,842
Corporate & Unallocated	838	716	2,935	2,561
	$ 13,185	$ 11,955	$ 47,560	$ 49,395

Tons sold
Tissue	45,202	44,055	177,458	173,451
Paper	74,144	79,322	333,891	326,810
	119,346	123,377	511,349	500,261

Note 5.  Reconciliation of Non-GAAP Financial Measures:

The following tables set forth certain non-U.S. generally accepted accounting principles ("GAAP") financial metrics.  Management believes that the financial metrics presented are frequently used by investors and provide a useful analysis of ongoing operating trends.  These metrics are presented as a complement to enhance the understanding of operating results but are not a substitution of GAAP results.  The totals in the tables may not foot due to rounding differences.

	Three Months Ended December 31, 2012
(in thousands)	Consolidated	Tissue	Paper	Corporate & Other

Net loss	$ (2,458)	$ –	$ –	$ –
Loss from discontinued operations, net of taxes	(125)	–	–	–
Credit for income taxes	(1,659)	–	–	–
Interest expense and other, net	(967)	–	–	–
Operating (loss) profit	(3,025)	7,186	(4,644)	(5,567)
Depreciation, depletion, and amortization	13,185	7,836	4,511	838
EBITDA	$ 10,160	$ 15,022	$ (133)	$ (4,729)

Net sales	$190,866	$ 86,881	$103,985
EBITDA margin	5.3%	17.3%	-0.1%

EBITDA	$ 10,160	$ 15,022	$(133)	$ (4,729)
Capital related expenses(1)	2,985	2,985	–	–
Defined benefit retirement plan settlement charges	519	–	–	519
Gain on sale of property	(2,149)	–	(2,149)	–
Adjusted EBITDA	$ 11,515	$ 18,007	$ (2,282)	$ (4,210)

Net sales	$190,866	$ 86,881	$103,985
Adjusted EBITDA margin	6.0%	20.7%	-2.2%

Adjusted EBITDA	$ 11,515	$ 18,007	$ (2,282)	$ (4,210)
Depreciation, depletion, and amortization	13,185	7,836	4,511	838
Adjusted operating (loss) profit	$ (1,670)	$ 10,171	$ (6,793)	$ (5,048)

	Three Months Ended December 31, 2011
(in thousands)	Consolidated	Tissue	Paper	Corporate & Other

Net loss	$(28,718)	$ –	$ –	$ –
Loss from discontinued operations, net of taxes	(51,370)	–	–	–
Provision for income taxes	16,181	–	–	–
Interest expense and other, net	(1,439)	–	–	–
Operating profit	40,272	9,382	720	30,170
Depreciation, depletion, and amortization	11,955	7,109	4,130	716
EBITDA	$52,227	$ 16,491	$ 4,850	$ 30,886

Net sales	$203,034	$ 86,967	$116,067
EBITDA margin	25.7%	19.0%	4.2%

EBITDA	$ 52,227	$ 16,491	$ 4,850	$ 30,886
Capital related expenses(1)	994	994	–	–
Gain on sale of timberlands	(35,599)	–	–	(35,599)
Adjusted EBITDA	$ 17,622	$ 17,485	$ 4,850	$ (4,713)

Net sales	$203,034	$ 86,967	$116,067
Adjusted EBITDA margin	8.7%	20.1%	4.2%

Adjusted EBITDA	$ 17,622	$ 17,485	$ 4,850	$ (4,713)
Depreciation, depletion, and amortization	11,955	7,109	4,130	716
Adjusted operating profit (loss)	$ 5,667	$ 10,376	$ 720	$ (5,429)

	Twelve Months Ended December 31, 2012
(in thousands)	Consolidated	Tissue	Paper	Corporate & Other

Net earnings	$ 676	$ –	$ –	$ –
Earnings from discontinued operations, net of taxes	4,521	–	–	–
Credit for income taxes	(3,665)	–	–	–
Interest expense and other, net	(3,372)	–	–	–
Operating (loss) profit	(4,138)	32,952	(10,215)	(26,875)
Depreciation, depletion, and amortization	47,560	27,637	16,988	2,935
EBITDA	$ 43,422	$ 60,589	$ 6,773	$(23,940)

Net sales	$822,169	$343,582	$ 478,587
EBITDA margin	5.3%	17.6%	1.4%

EBITDA	$ 43,422	$ 60,589	$ 6,773	$(23,940)
Capital related expenses(1)	8,355	8,355	–	–
Charge for contract at former manufacturing facility(2)	3,324	–	3,324	–
Defined benefit retirement plan settlement charges	14,835	–	7,689	7,146
Gain on sale of property	(2,149)	–	(2,149)	–
Adjusted EBITDA	$ 67,787	$ 68,944	$ 15,637	$(16,794)

Net sales	$822,169	$343,582	$478,587
Adjusted EBITDA margin	8.2%	20.1%	3.3%

Adjusted EBITDA	$ 67,787	$ 68,944	$ 15,637	$(16,794)
Depreciation, depletion, and amortization	47,560	27,637	16,988	2,935
Adjusted operating profit (loss)	$ 20,227	$ 41,307	$ (1,351)	$(19,729)

	Twelve Months Ended December 31, 2011
(in thousands)	Consolidated	Tissue	Paper	Corporate & Other

Net loss	$(21,698)	$ –	$ –	$ –
Loss from discontinued operations, net of taxes	(54,775)	–	–	–
Provision for income taxes	21,554	–	–	–
Interest expense and other, net	(7,577)	–	–	–
Operating profit	62,208	31,358	12,071	18,779
Depreciation, depletion, and amortization	49,395	29,992	16,842	2,561
EBITDA	$111,603	$ 61,350	$ 28,913	$ 21,340

Net sales	$823,089	$336,268	$486,821
EBITDA margin	13.6%	18.2%	5.9%

EBITDA	$111,603	$ 61,350	$ 28,913	$ 21,340
Capital related expenses(1)	6,248	2,221	4,027	–
Gain on sale of timberlands	(36,015)	–	–	(36,015)
Adjusted EBITDA	$ 81,836	$ 63,571	$ 32,940	$(14,675)

Net sales	$823,089	$336,268	$486,821
Adjusted EBITDA margin	9.9%	18.9%	6.8%

Adjusted EBITDA	$ 81,836	$ 63,571	$ 32,940	$(14,675)
Depreciation, depletion, and amortization	49,395	29,992	16,842	2,561
Adjusted operating profit (loss)	$ 32,441	$ 33,579	$ 16,098	$(17,236)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2012	2011	2012	2011

Net (loss) earnings	$ (2,458)	$(28,718)	$ 676	$(21,698)
Earnings (loss) from discontinued operations, net of taxes	125	51,370	(4,521)	54,775
Capital related expenses, net of tax(1)	1,881	643	5,264	4,043
Charge for contract at former manufacturing facility, net of tax(2)	–	–	2,094	–
Defined benefit retirement plan settlement charges, net of tax	327	–	9,346	–
Gain on sale of timberlands and other property, net of tax	(1,354)	(23,033)	(1,354)	(23,302)
Settlement of income tax matters	–	–	(728)	–
Adjusted net (loss) earnings	$ (1,479)	$262	$ 10,777	$ 13,818

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(all amounts in dollars per diluted share)	2012	2011	2012	2011

Net (loss) earnings per share	$ (0.05)	$ (0.58)	$ 0.01	$ (0.44)
(Loss) earnings from discontinued operations, net of taxes	0.00	1.04	(0.09)	1.11
Capital related expenses, net of tax(1)	0.04	0.01	0.11	0.08
Charge for contract at former manufacturing facility, net of tax(2)	–	–	0.04	–
Defined benefit retirement plan settlement charges, net of tax	0.01	–	0.19	–
Gain on sale of timberlands and other property, net of tax	(0.03)	(0.47)	(0.03)	(0.47)
Settlement of income tax matters	–	–	(0.01)	–
Adjusted net (loss) earnings per share	$ (0.03)	$ 0.01	$ 0.22	$ 0.28

(1) Expenses associated with the rebuild of a paper machine at Brainerd, Minnesota, in 2011, and the Tissue expansion project at Harrodsburg, Kentucky, in 2012 and 2011.

(2) Charge associated with a natural gas transportation contract for a former manufacturing facility in Groveton, New Hampshire.